Exhibit 4.3

OWENS CORNING

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 12, 2007, among Owens Corning Intellectual Capital, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), a subsidiary of Owens Corning, a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and LaSalle Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 31, 2006 providing for the issuance of 6.50% Senior Notes due 2016 and the 7.00% Senior Notes due 2036 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);

WHEREAS, the Guaranteeing Subsidiary, concurrently with the execution of this Supplemental Indenture, will guarantee the Company’s Obligations under the Credit Agreement; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Owens Corning Intellectual Capital, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning

By:	/s/ Ralph A. Than
Name:	Ralph A. Than
Title:	Vice President Finance and Treasurer

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Senior Vice President, General Counsel and Secretary

CDC Corporation

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Engineered Pipe Systems, Inc.

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Eric Company

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Falcon Foam Corporation

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

INTEGREX Ventures LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

IPM, Inc.

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Jefferson Holdings, Inc.

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Modulo USA LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

OCCV1, Inc.

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

OCCV2, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

OCCV3, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

OCCV4, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning Composite Materials, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning Construction Services, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning Masonry Products, LLC (f/k/a Owens Corning Cultured Stone, LLC)

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens-Corning Fiberglas Technology II, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning Foam Insulation, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning Franchising, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens-Corning Funding Corporation

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning HOMExperts, Inc.

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning HT, Inc.

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning Insulating Systems, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning Overseas Holding, Inc.

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning Roofing and Asphalt, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning Sales, LLC (f/k/a Owens Corning Sales, Inc.)

By:	/s/ Ralph A. Than
Name:	Ralph A. Than
Title:	Vice President Finance and Treasurer

Owens Corning Science and Technology, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Owens Corning U.S. Holdings, LLC

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Palmetto Products, Inc

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

Soltech, Inc.

By:	/s/ Stephen K. Krull
Name:	Stephen K. Krull
Title:	Authorized Representative

LaSalle Bank National Association, as Trustee

By:	/s/ Margaret M. Muir
Authorized Signatory